UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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The following letter was sent by Nippon Steel Corporation to the United Steelworkers Union on February 13, 2024 and was posted on United States Steel Corporation’s microsite on February 26, 2024.

February 13, 2024

BY OVERNIGHT

AND ELECTRONIC MAIL

David McCall

International President

United Steelworkers

60 Boulevard of the Allies

Pittsburgh, PA 15222

damccall@usw.org

Michael R. Millsap

Director District 7 and Chair Negotiating Committee

United Steelworkers

1301 Texas Street

Gary, Indiana 46402

mmilsap@usw.org

Re:       Successorship

Dear David and Michael:

I write on behalf of Nippon Steel Corporation (“NSC”) regarding Article Two, Section D (the “Successorship Clause”) of the basic labor agreements between United Steel Corporation (“U. S. Steel”) and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the “USW”), dated September 1, 2022 (collectively, the “BLA”). Reference is made to our prior letters to the USW regarding the Successorship Clause – namely, (i) the December 18, 2023 letter, from Nippon Steel North America, Inc. (“NSNA”), to the USW and (ii) NSC’s letter to the USW dated January 5, 2024 (collectively, the “Successorship Letters”).

I understand from various public statements by the USW to its members and from a grievance filed by the USW against U. S. Steel that the USW does not believe NSC and NSNA have satisfied the Successorship Clause, notwithstanding the commitments made by NSNA and NSC in the Successorship Letters.

David McCall and Michael R. Millsap

February 13, 2024

We understand that a change in ownership can create anxiety for the USW and its members, who rely on the agreements between U. S. Steel and the USW, including the BLA (the “USW Agreements”), with respect to security for their future working conditions, wages, healthcare, retiree medical and other benefits and terms and conditions of employment. However, I want to assure the USW and its members that NSC stands behind the USW Agreements. Accordingly, effective as of the closing of the transaction by which NSNA will acquire U. S. Steel through a merger that will result in the U. S. Steel becoming a wholly owned subsidiary of NSNA (the “Transaction”):

(a)           NSC hereby recognizes the USW as the bargaining representative for the USW-represented employees who are employed by U. S. Steel.

(b)           NSC assures the USW that NSC has the willingness and financial wherewithal to ensure that U. S. Steel will continue to honor all commitments in all USW Agreements as applied to the USW-represented employees at U. S. Steel, including the BLA and pension, health & welfare plans and agreements.

(c)	NSC assumes all USW Agreements.

As we previously noted in the Successorship Letters, once U. S. Steel joins the family of NSC companies:

•	The combination creates a top-3 global steel producer;

•	The combination increases revenue from $18.2 billion for U. S. Steel to $79.6 billion for the combined company – a 337% increase;

•	The combination increases net income from $1.1 billion for U. S. Steel to $5.3 billion for the combined company – a 382% increase;

•	The combination increases cash balance from $3.2 billion for U. S. Steel to $7.6 billion for the combined company – a 138% increase; and

•	U. S. Steel is well positioned to benefit from enhanced creditworthiness from NSC’s investment-grade credit ratings (Baa2 from Moody’s and BBB+ from S&P) compared to U. S. Steel’s non-investment-grade credit ratings today (Ba3 from Moody’s and BB- from S&P). As an initial benefit, following announcement of the Transaction, U. S. Steel’s credit rating received a “positive outlook” from both Moody’s and S&P, which demonstrates the expected credit benefit of U. S. Steel from the Transaction.

To the extent there was any doubt as to whether the Successorship Letters satisfied the requirements of the BLA, this clear and unambiguous commitment by NSC should remove any such doubt and satisfy any concerns that the USW may have about this Transaction. Accordingly, I want to emphasize our excitement for partnering with U. S. Steel and working collaboratively with the USW and all other stakeholders to achieve our goal of “Best Steelmaker with World Leading Capabilities.”

David McCall and Michael R. Millsap

February 13, 2024

Very truly yours,

Nippon Steel Corporation

By:	/s/ Takahiro Mori
Takahiro Mori
Representative Director and
Executive Vice President

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed with the SEC on January 24, 2024. The information in the preliminary Proxy Statement is not complete and may be changed. The definitive Proxy Statement will be filed with the SEC and delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (the latter if and when it is available), as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a preliminary version of which was filed with the SEC on January 24, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the preliminary version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.